Exhibit 23.1




                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following Registration Statements of 360 Communications Company and in the related prospectuses of our report dated March 6, 1998, with respect to the consolidated financial statements and schedule of 360 Communications Company and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1997:


              $500 Million Shelf Registration             Form S-3 No. 333-21331

              Retirement Savings Plan                     Form S-8 No. 333-1378

              Replacement Stock Option Plan               Form S-8 No. 333-1380

              1996 Equity Incentive Program and Director
              Equity and Deferred Compensation            Form S-8 No. 333-1382

              Employee Stock Purchase Plan                Form S-8 No. 333-24251



                                                               Ernst & Young LLP

Chicago, Illinois
March 26, 1998